LP Reports Third Quarter 2015 Results

Louisiana-Pacific Corporation (LP) (NYSE: LPX) reported today results for the third quarter of 2015, which included the following:

•	Sales for the third quarter of $465 million were lower by 10 percent compared to the year ago quarter.

•	Net loss from continuing operations was $25 million ($0.17 per diluted share).

•	Non-GAAP adjusted loss from continuing operations was $16 million ($0.12 per diluted share).

•	Adjusted EBITDA from continuing operations for the third quarter was $11 million compared to $12 million in the third quarter of 2014.

•	Cash and cash equivalents were $448 million as of September 30, 2015.

“All of LP’s operating segments were adjusted EBITDA positive in the third quarter. While our OSB prices averaged 7% below the third quarter of last year, we did see a steady rise in Random Lengths pricing which began in August which has continued into this quarter" said Curt Stevens, chief executive officer. "I’m also pleased to report that we began initial production of siding products from our Swan Valley, Manitoba mill last week, on time and on budget” he concluded.

For the third quarter of 2015, LP reported net loss of $27 million, or $0.19 per diluted share, as compared to a net loss of $20 million, or $0.14 per diluted share for the third quarter of 2014. Reductions in OSB pricing accounted for an $18 million decrease in both operating results and adjusted EBITDA.

YEAR TO DATE RESULTS

For the nine months ended September 30, 2015, LP reported net sales of $1.4 billion compared to $1.5 billion in the first nine months of 2014. For the first nine months of 2015, LP reported net loss of $81 million, or $0.57 per diluted share, compared to loss of $33 million, or $0.23 per diluted share, for the same period in 2014. Adjusted EBITDA from continuing operations for the the first nine months of 2015 was $33 million compared to $61 million for 2014. Reductions in OSB pricing accounted for an $81 million decrease in both operating results and adjusted EBITDA.

ORIENTED STRAND BOARD (OSB) SEGMENT

LP's OSB segment manufactures and distributes OSB structural panel products. The OSB segment reported net sales for the third quarter of 2015 of $200 million, a 14 percent decrease from $233 million of net sales in the third quarter of 2014. For the third quarter of 2015, the OSB segment reported an operating loss of $11 million compared to $16 million in the third quarter of 2014. For the third quarter of 2015, adjusted EBITDA for this segment increased by $5 million compared to the third quarter of 2014. For the third quarter of 2015 as compared to third quarter of 2014, sales volumes decreased 9 percent and sales prices decreased by 7 percent. The decrease in selling price unfavorably impacted operating results and adjusted EBITDA by approximately $16 million for the quarter as compared to the third quarter of 2014.

SIDING SEGMENT

LP's Siding segment consists of SmartSide siding as well as LP's prefinished CanExel siding line. These products are used in new construction as well as in the repair and remodeling markets. The Siding segment reported net sales of $158 million in the third quarter of 2015, a decrease of 3 percent from $163 million in the year-ago third quarter. For the third quarter of 2015, the Siding segment reported operating income of $17 million compared to $21 million in the year-ago quarter. For the third quarter of 2015, the Siding segment reported $22 million in adjusted EBITDA, a decrease of $3 million compared to the third quarter of 2014.

ENGINEERED WOOD PRODUCTS SEGMENT (EWP)

The EWP segment is comprised of I-Joist (IJ), Laminated Veneer Lumber and Laminated Strand Lumber (LVL and LSL). EWP sales in the third quarter of 2015 totaled $74 million, down 4 percent from the year-ago quarter. Operating losses increased to $1 million for the third quarter of 2015 from breakeven in the third quarter of 2014. For the third quarter, the EWP segment showed a decrease of $2 million in adjusted EBITDA as compared to the same quarter in 2014.

SOUTH AMERICA SEGMENT

The South American segment consists of facilities in Chile and Brazil. The segment reported sales in the third quarter of 2015 of $27 million, down 26 percent from $36 million in the third quarter of 2014. Operating income was $2 million for the third quarter of 2015 compared to breakeven in the third quarter of 2014. For the third quarter, LP reported adjusted EBITDA in this segment of $4 million, an increase of $2 million as compared to the third quarter of 2014.

COMPANY OUTLOOK

“With homebuilder confidence at a ten year high and OSB prices continuing to increase, I am optimistic that LP’s results will continue to improve over the next several quarters,” continued Stevens.  “The longer term housing forecasts consistently show increased housing starts in each of the next three years as the industry begins to fill the gap created during the protracted downturn.”

LP is a premier supplier of building materials, delivering innovative, high-quality commodity and specialty products to its retail, wholesale, homebuilding and industrial customers. Visit LP's web site at www.lpcorp.com for additional information on the company as well as reconciliation of non-GAAP results.
###

FORWARD LOOKING STATEMENTS
This news release contains statements concerning Louisiana-Pacific Corporation's (LP) future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters addressed in these statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to, the effect of general economic conditions, including the level of interest rates and housing starts, market demand for the company's products, and prices for structural products; the availability, cost and other terms of capital; the efficiency and consequences of operations improvement initiatives and cash conservation measures; the effect of forestry, land use, environmental and other governmental regulations; the ability to obtain regulatory approvals; and the risk of losses from fires, floods and other natural disasters. These and other factors that could cause or contribute to actual results differing materially from those contemplated by such forward-looking statements are discussed in greater detail in the company's Securities and Exchange Commission filings.

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
FINANCIAL AND QUARTERLY DATA
(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net sales	$464.9	$518.1	$1,429.6	$1,481.3

Loss from operations	$(17.4)	$(14.6)	$(64.7)	$(28.7)

Loss from continuing operations before taxes and equity in income of unconsolidated affiliates	$(29.0)	$(23.3)	$(90.4)	$(49.5)

Non-GAAP adjusted loss from continuing operations	$(16.2)	$(16.3)	(46.9)	$(27.6)

Loss from continuing operations	$(24.6)	$(18.3)	(78.6)	$(30.4)

Net loss	$(26.5)	$(20.4)	$(80.5)	$(32.5)

Net loss per share - basic and diluted	$(0.19)	$(0.14)	$(0.57)	$(0.23)

Average shares of stock outstanding - basic and diluted	142.6	140.8	142.3	140.9

CONSOLIDATED STATEMENTS OF INCOME
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net sales	$464.9	$518.1	$1,429.6	$1,481.3
Operating costs and expenses:
Cost of sales	416.2	477.0	1,287.4	1,326.9
Depreciation and amortization	25.9	26.9	77.9	77.4
Selling and administrative	38.3	31.9	114.9	108.7
(Gain) loss on sale or impairment of long-lived assets, net	0.9	(3.6)	1.5	(4.1)
Other operating charges and credits, net	1.0	0.5	12.6	1.1
Total operating costs and expenses	482.3	532.7	1,494.3	1,510.0
Loss from operations	(17.4)	(14.6)	(64.7)	(28.7)

Non-operating income (expense):
Interest expense, net of capitalized interest	(8.4)	(8.3)	(23.1)	(23.4)
Interest income	0.5	0.9	2.9	4.4
Other non-operating items	(3.7)	(1.3)	(5.5)	(1.8)
Total non-operating income (expense)	(11.6)	(8.7)	(25.7)	(20.8)

Loss from continuing operations before taxes and equity in income of unconsolidated affiliates	(29.0)	(23.3)	(90.4)	(49.5)
Benefit for income taxes	(2.4)	(3.6)	(7.7)	(15.9)
Equity in income of unconsolidated affiliates	(2.0)	(1.4)	(4.1)	(3.2)
Loss from continuing operations	(24.6)	(18.3)	(78.6)	(30.4)

Loss from discontinued operation before taxes	(2.9)	(3.2)	(2.9)	(3.2)
Benefit for income taxes	(1.0)	(1.1)	(1.0)	(1.1)
Loss from discontinued operations	(1.9)	(2.1)	(1.9)	(2.1)

Net loss	(26.5)	(20.4)	(80.5)	(32.5)
Net loss per share of common stock (basic and diluted):
Loss per share from continuing operations	$(0.17)	$(0.13)	(0.55)	(0.22)
Loss per share from discontinued operations	(0.02)	(0.01)	(0.02)	(0.01)
Net loss per share	$(0.19)	$(0.14)	(0.57)	(0.23)

Average shares of stock outstanding - basic and diluted	142.6	140.8	142.3	140.9

CONDENSED CONSOLIDATED BALANCE SHEETS
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(Dollar amounts in millions) (Unaudited)

	September 30, 2015	December 31, 2014
ASSETS
Cash and cash equivalents	$447.7	$532.7
Receivables	120.0	108.4
Inventories	230.5	229.8
Prepaid expenses and other current assets	8.9	25.0
Deferred income taxes	24.4	45.1
Assets held for sale	9.3	9.3
Total current assets	840.8	950.3

Timber and timberlands	53.2	67.1
Property, plant and equipment, at cost	2,346.6	2,315.1
Accumulated depreciation	(1,518.2)	(1,464.4)
Net property, plant and equipment	828.4	850.7

Goodwill	9.7	9.7
Notes receivable from asset sales	432.2	432.2
Investments in and advances to affiliates	7.4	5.0
Restricted cash	15.8	10.4
Other assets	21.4	22.8
Long-term deferred tax asset	0.6	0.6
Total assets	$2,209.5	$2,348.8

LIABILITIES AND EQUITY
Current portion of long-term debt	$2.2	$2.4
Accounts payable and accrued liabilities	162.5	168.3
Current portion of contingency reserves	2.0	2.0
Total current liabilities	166.7	172.7

Long-term debt, excluding current portion	751.7	754.8
Deferred income taxes	115.3	139.5
Contingency reserves, excluding current portion	11.6	12.2
Other long-term liabilities	141.1	153.8

Stockholders’ equity:
Common stock	153.0	152.8
Additional paid-in capital	497.4	507.0
Retained earnings	731.8	812.3
Treasury stock	(212.8)	(225.0)
Accumulated comprehensive loss	(146.3)	(131.3)
Total stockholders’ equity	1,023.1	1,115.8
Total liabilities and stockholders’ equity	$2,209.5	$2,348.8

CONDENSED CONSOLIDATED CASH FLOW STATEMENT
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(Dollar amounts in millions) (Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(26.5)	$(20.4)	$(80.5)	$(32.5)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	25.9	26.9	77.9	77.4
Income from unconsolidated affiliates	(2.0)	(1.4)	(4.1)	(3.2)
(Gain) loss on sale or impairment of long-lived assets, net	0.9	(3.6)	1.5	(4.1)
Other operating charges and credits, net	1.0	0.5	12.6	1.1
Stock-based compensation related to stock plans	2.2	2.4	7.3	6.9
Exchange loss on remeasurement	1.2	(2.4)	5.5	(1.1)
Increase in contingencies, net of cash payments	(1.0)	(1.2)	(0.5)	(1.2)
Cash settlements of warranties, net of accruals	(0.3)	0.1	(5.7)	(4.9)
Pension expense, net of contributions	1.1	(5.1)	5.5	(3.8)
Non-cash interest expense, net	0.8	0.7	0.7	1.3
Other adjustments, net	0.5	—	1.3	0.4
Changes in assets and liabilities:
(Increase) decrease in receivables	0.6	(0.2)	(16.0)	(67.4)
(Increase) decrease in inventories	(8.5)	15.6	(5.4)	4.3
Increase in prepaid expenses and other current assets	(1.8)	(2.5)	(1.0)	(1.8)
Decrease in accounts payable and accrued liabilities	14.6	24.1	10.4	18.1
Decrease in deferred income taxes	(7.5)	(6.0)	(10.8)	(19.8)
Net cash provided by (used in) operating activities	1.2	27.5	(1.3)	(30.3)
CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment additions	(33.6)	(12.6)	(67.1)	(54.8)
Investments in and refunds from joint ventures	1.7	—	1.7	—
Proceeds from sales of assets	—	12.0	0.4	12.8
(Increase) decrease in restricted cash under letters of credit/credit facility	(0.5)	(0.1)	(5.9)	0.9
Other financing activities	0.1	—	0.1	—
Net cash used in investing activities	(32.3)	(0.7)	(70.8)	(41.1)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of long-term debt	(0.8)	(1.1)	(2.2)	(2.2)
Sale of common stock under equity plans	—	—	0.4	—
Taxes paid related to net share settlement of equity awards	(0.1)	—	(5.4)	(1.5)
Net cash used in financing activities	(0.9)	(1.1)	(7.2)	(3.7)
EFFECT OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS	(1.3)	(0.5)	(5.7)	(1.8)
Net increase (decrease) in cash and cash equivalents	(33.3)	25.2	(85.0)	(76.9)
Cash and cash equivalents at beginning of period	481.0	554.7	532.7	656.8
Cash and cash equivalents at end of period	$447.7	$579.9	$447.7	$579.9

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
SELECTED SEGMENT INFORMATION
(Dollar amounts in millions) (Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
Dollar amounts in millions	2015	2014	2015	2014
Net sales:
OSB	$200.0	$233.4	$601.2	$652.0
Siding	157.8	163.2	495.2	476.4
EWP	74.4	77.3	211.2	215.4
South America	26.8	36.0	101.4	114.5
Other	6.8	8.3	21.5	24.9
Intersegment Sales	(0.9)	(0.1)	(0.9)	(1.9)
	$464.9	$518.1	$1,429.6	$1,481.3
Operating profit (loss):
OSB	$(11.1)	$(16.4)	$(57.6)	$(23.8)
Siding	17.2	20.8	79.3	65.9
EWP	(0.9)	(0.1)	(7.3)	(8.5)
South America	2.4	0.3	6.8	8.5
Other	(0.6)	(2.4)	(2.5)	(4.1)
Other operating charges and credits, net	(1.0)	(0.5)	(12.6)	(1.1)
Gain (loss) on sale or impairment of long-lived assets	(0.9)	3.6	(1.5)	4.1
General corporate and other expenses, net	(20.5)	(18.5)	(65.2)	(66.5)
Other non-operating income (expense)	(3.7)	(1.3)	(5.5)	(1.8)
Interest income	0.5	0.9	2.9	4.4
Interest expense, net of capitalized interest	(8.4)	(8.3)	(23.1)	(23.4)
Loss from operations before taxes	(27.0)	(21.9)	(86.3)	(46.3)
Benefit for income taxes	(2.4)	(3.6)	(7.7)	(15.9)
Loss from continuing operations	$(24.6)	$(18.3)	$(78.6)	$(30.4)

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
SUMMARY OF PRODUCTION VOLUMES (1)
The following table sets forth production volumes for the quarter and nine months ended September 30, 2015 and 2014.

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Oriented strand board, million square feet 3/8" basis(1)	1,050	1,141	3,143	3,172
Oriented strand board, million square feet 3/8" basis (produced by North America non-OSB segment mills)	64	10	80	71
Wood-based siding, million square feet 3/8" basis	258	295	888	835
Engineered I-Joist, million lineal feet(1)	21	19	57	60
Laminated veneer lumber (LVL), thousand cubic feet(1) and laminated strand lumber (LSL), thousand cubic feet	2,343	2,340	6,828	6,886

(1) Includes volumes produced by joint venture operations or under sales arrangements and sold to LP.